Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-262458), Form S-8 (No. 333-262459) and Form S-8 (No. 333-262460) of Constellation Energy Corporation of our report dated February 25, 2022 relating to the financial statements and financial statement schedule, which appear in Constellation Energy Generation, LLC’s (formerly known as Exelon Generation Company, LLC) Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
February 25, 2022